EXHIBIT 15

January 19, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that Nalco Chemical Company has included our reports dated
 April 20, 1994, July 29, 1994 and October 24, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about January 19, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


/s/ Robert Ross
PRICE WATERHOUSE LLP


Chicago Illinois
January 19, 1995